SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 12, 2006

Earth Biofuels, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 407

Dallas, TX  75205

(Address of Principal Executive Offices and Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

On May 12, 2006, Earth Biofuels, Inc. (the “Company”) signed an engagement letter with Morgan Keegan & Company, Inc., pursuant to which the Company has engaged Morgan Keegan to serve as placement agent for a $65 million Municipal Bond financing, under the Gulf Opportunity Zone Act.

The Gulf Opportunity Zone Act of 2005 is federal legislation that was passed by Congress and signed into law in December of 2005. This legislation, aimed at accelerating post-Katrina redevelopment, contains a number of tax-driven incentives intended to benefit companies doing business in the Gulf South. These incentives include an accelerated depreciation allowance and access to the tax-exempt bond market for reconstructing the vast majority of commercial, industrial and residential facilities damaged or lost in this disaster.

The Company plans to make use of the proceeds of the proposed financing to build a biodiesel production facility and upgrade an existing ethanol facility located on a site in Plaquemines Parish, Louisiana, approximately 9 miles southeast of New Orleans on the Mississippi River.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels , Inc.
(Registrant)

Date:	May 10, 2006	By:	/s/ Dennis McLaughlin
Dennis McLaughlin
CEO